Entity #: 2072587
Date Filed: 12/13/2005
Pedro A. Cortés
Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles of Amendment-Domestic Corporation

(15 Pa.C.S.)

X Business Corporation (§ 1915)
___ Nonprofit Corporation (§ 5915)

Corporation Service Company BUH	Document will be returned to the name and address you enter to the left. ⇐

Fee: $70

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is:
USA TECHNOLOGIES, INC.

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State	Zip	County
100 DEERFIELD LANE, SUITE 140	MALVERN	PA	19355	CHESTER

(b) Name of Commercial Registered Office Provider — County
c/o

3. The statute by or under which it was incorporated: PA BUSINESS LAW OF 1988

4. The date of its incorporation: JAN 16, 1992

5. *Check, and if appropriate complete, one of the following:*

X The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

___ The amendment shall be effective on: ______________ at ______________
Date Hour

PA DEPT OF STATE
2005 DEC 13 PM 12:36

Commonwealth of Pennsylvania
ARTICLES OF AMENDMENT-BUSINESS 4 Page(s)

T0535760027

6. *Check one of the following:*

X The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

____ The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7. *Check, and if appropriate, complete one of the following:*

____ The amendment adopted by the corporation, set forth in full, is as follows

X The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. *Check if the amendment restates the Articles:*

____ The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

13th day of DECEMBER

2005

USA TECHNOLOGIES, INC.

Name of Corporation

[signature]

Signature

CHIEF EXECUTIVE OFFICER

Title

EXHIBIT "A"
TO THE
ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
OF
USA TECHNOLOGIES, INC.

Paragraph (A) Classes of Stock of Article 4 of the Articles of Incorporation of the Company shall be amended and restated to read in full as follows:

> "(A) Classes of Stock. The aggregate number of shares which the corporation shall have authority to issue is 641,800,000 shares, consisting of 640,000,000 shares of Common Stock, without par value, and 1,800,000 shares of Series Preferred Stock, without par value."